UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                              FORM 8-K/A

                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      June 16, 2003


                     BrandAid Marketing Corporation
             (Exact name of Registrant as specified in charter)


Delaware                        0-28772                     35-1990559
(State or other jurisdiction  (Commission                (I.R.S. Employer
of incorporation)             File Number)              Identification No.)


1715 Stickney Point Rd, Suite A-12
Sarasota, Florida                                                34231
(Address of principal executive offices)                       (Zip Code)


                             (941) 925-8312
                        (Registrant's telephone number,
                          including area code)

ITEM 5.            OTHER EVENTS

On October 1, 2003, Steven S. Biss, Esq. informed Mr. Paul Sloan, Chairman of the Board of Directors, by letter, that Mr. Sloan, along with Mr. Jay Elliott and Mr. Michael Solomon, were in fact the officers and directors of BrandAid, and that the officers and directors appointed by Mr. Biss, Esq. in the now failed takeover attempt, had resigned.

Mr. Biss, Esq. further acknowledged that he has rescinded the consents he filed with the United States Securities and Exchange Commission on June 13, 2003 and June 16, 2003 in the Form 13D and Schedule 14A where he had claimed to have fired Sloan, Elliott and Solomon.

Details on the background of this matter are found in the Quarterly Report on Form 10-QSB for the period ended June 30, 2003 and filed on August 15, 2003, the Current Report on Form 8-K filed on June 17, 2003 and Form 8-K/A filed on September 16, 2003, with the Unites States Securities and Exchange Commission.

The effect of Mr. Biss's correspondence removes all doubt as to who are the current officers and directors of BrandAid. They are as follows:

Paul Sloan; Chairman and Secretary

Jay Elliott; President, CEO and Director

Michael Solomon; Director

Although Cyberian Enterprises' breach of contract, coupled with the actions of Mr. Biss, Esq., his confederates, and certain clients of his have severely damaged the Company, we are pleased to announce that BrandAid will attempt to resume operations, which were temporarily suspended on June 16, 2003, due to the above-mentioned actions.

BrandAid is currently amending its legal action, filed in the U.S. District Court for the Southern District of NY against Mr. Biss, Esq. and Cyberian Enterprises Ltd., where we are seeking in excess of $30,000,000 in damages. BrandAid will as well, continue to pursue its complaints against Mr. Biss Esq., his confederates, and certain clients of his, which have already been submitted to the United States Securities and Exchange Commission and the National Association of Security Dealers (NASD).

SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    October 3, 2003

                                         BrandAid Marketing Corporation


                                         By:/s/Paul Sloan/s/
                                         ------------------------------
                                         Paul Sloan, Chairman
                                         of the Board of Directors
                                         and Secretary


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